Exhibit 99.(h)(6)(b)

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT DATED DECEMBER 2, 2015

BETWEEN

VICTORY PORTFOLIOS II AND VICTORY CAPITAL MANAGEMENT INC.

OPERATING EXPENSE LIMITS AS OF AUGUST 25, 2020

Fund/Class	Maximum Operating Expense Limit	Date of Termination	Effective Date of Waiver
Victory US 500 Enhanced Volatility Wtd Index Fund
Class A	0.99%	October 31, 2020	November 1, 2019
Class C	1.74%	October 31, 2020	November 1, 2019
Class I	0.74%	October 31, 2020	November 1, 2019

Victory Market Neutral Income Fund
Class A	0.75%	October 31, 2020	November 1, 2019
Class C	1.50%	October 31, 2020	November 1, 2019
Class I	0.40%	October 31, 2020	November 1, 2019
Member Class	0.55%	October 31, 2021	June 10, 2020

VictoryShares US 500 Volatility Wtd ETF	0.35%	October 31, 2020	November 1, 2019
VictoryShares US Discovery Enhanced Volatility Wtd ETF	0.35%	October 31, 2020	November 1, 2019
VictoryShares US 500 Enhanced Volatility Wtd ETF	0.35%	October 31, 2020	November 1, 2019
VictoryShares Developed Enhanced Volatility Wtd ETF	0.45%	October 31, 2020	November 1, 2019
VictoryShares US EQ Income Enhanced Volatility Wtd ETF	0.35%	October 31, 2020	November 1, 2019
VictoryShares US Small Cap Volatility Wtd ETF	0.35%	October 31, 2020	November 1, 2019
VictoryShares International Volatility Wtd ETF	0.45%	October 31, 2020	November 1, 2019
VictoryShares Emerging Market Volatility Wtd ETF	0.50%	October 31, 2020	November 1, 2019
VictoryShares US Large Cap High Div Volatility Wtd ETF	0.35%	October 31, 2020	November 1, 2019

(Maximum Operating Expense Limit excluding acquired fund fees and expenses and certain other items such as interest, taxes and brokerage commissions)

B-1

Fund/Class	Maximum Operating Expense Limit	Date of Termination	Effective Date of Waiver
VictoryShares US Small Cap High Div Volatility Wtd ETF	0.35%	October 31, 2020	November 1, 2019
VictoryShares International High Div Volatility Wtd ETF	0.45%	October 31, 2020	November 1, 2019
VictoryShares Emerging Market High Div Volatility Wtd ETF	0.50%	October 31, 2020	November 1, 2019
VictoryShares Dividend Accelerator ETF	0.35%	October 31, 2020	November 1, 2019
VictoryShares US Multi-Factor Minimum Volatility ETF	0.35%	October 31, 2020	November 1, 2019
VictoryShares Global Multi-Factor Minimum Volatility ETF*	0.40%	October 31, 2020	November 1, 2019
VictoryShares International Multi-Factor Minimum Volatility ETF*	0.45%	October 31, 2020	November 1, 2019
VictoryShares USAA Core Intermediate-Term Bond ETF	0.40%	June 30, 2021	July 1, 2019
VictoryShares USAA Core Short-Term Bond ETF	0.35%	June 30, 2021	July 1, 2019
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF	0.45%	June 30, 2021	July 1, 2019
VictoryShares USAA MSCI International Value Momentum ETF	0.35%	June 30, 2021	July 1, 2019
VictoryShares USAA MSCI USA Small Cap Value Momentum ETF	0.25%	June 30, 2021	July 1, 2019
VictoryShares USAA MSCI USA Value Momentum ETF	0.20%	June 30, 2021	July 1, 2019
VictoryShares NASDAQ Next 50 ETF*	0.18%	May 30, 2022	August 25, 2020
VictoryShares Top Veteran Employers ETF*	0.60%	October 31, 2021	June 18, 2020
VictoryShares Defend America ETF*	0.60%	October 31, 2021	June 18, 2020

* Pending Launch

(Maximum Operating Expense Limit excluding acquired fund fees and expenses and certain other items such as interest, taxes and brokerage commissions)

B-2